SILVER STAR PROPERTIES REIT, INC.
AND HARTMAN XX LIMITED PARTNERSHIP
2023 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”), and Hartman XX Limited Partnership, a Texas limited partnership (the “Partnership”). The Company and the Partnership recognize the value that has been provided to the Company by the Executive Committee of the Board (“EC”). That value included the restructuring of the board of directors to create the EC and solicit and seek the employment of a new chief executive officer (“CEO”) to replace the then existing CEO. The person selected is now in the position of CEO and in such position, has engineered the pivot of the Company to the new strategy of developing public storage properties rather than suburban office properties, the industry in which the prior management group and prior CEO were engaged. This entire transaction and restructuring and strategic pivot were set up by the work and effort of the EC and CEO. Additionally, the EC has been engaged in setting the parameters for the compensation of management. Also, the EC has worked with various investment banks in order to prepare the groundwork for a refinancing of material debt. Going forward, considering the EC and CEO, with its knowledge of the existing operations of the company, its working relationship with management and its vision along with management as to the manner in which the pivot in strategy should be carried out, it is essential that the EC be retained in a fashion and in the totality for the benefit of the shareholders and all constituents including management, creditors and others to be fulfilled to the fullest extent possible. Since it is difficult during any transition of this nature to retain personnel that have the knowledge vision and ability not only with the Company but also in the capital markets, which this EC has, this Plan is essential and fair in the opinion of the Company, the Board and the EC, and the proposed grants to the CEO and each EC member are fair and in line with market value to retain the services of the EC and the CEO. The CEO will also be a significant and active participant in the pivot and all other actions described above along with the EC. The Plan includes a three-year vesting that is intended to ensure that the EC and the CEO will stay in place and provide continued services. All of that is essential to realizing the full amount of value to the shareholders.
ARTICLE 2.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified in Article 11, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares/AO LTIP Unit. The aggregate number of Shares or share equivalents which may be transferred pursuant to Awards under the Plan shall be 4,422,748 Shares (the “Share Limit”). The AO LTIP Unit that may be issued under the Plan shall be as close as possible to the economic equivalent of issuing Options for 4,422,748 Shares and will be in the form of Performance Units. Such Performance Units shall be counted against the Share Limit as reasonably determined by the EC. The Performance Units shall include all required provisions to be profits interests for Federal income tax purposes.

3.2 Limitation on Number of Shares with Respect to any Award. Notwithstanding any provision in the Plan to the contrary, and subject to Section 10.2 hereof, the maximum aggregate number of Shares (or Performance Units or equivalent Shares) with respect to one or more Awards that may be granted to any one person shall be 1,053,035, (the “Individual Award Limit”), provided, however, with respect to the foregoing, the Individual Award Limit for Mark T. Torok shall be 1,263,642.
ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. Upon approval by the EC, the EC shall cause the Partnership or the Corporation to issue the Individual Award Limit to each Eligible Individual consistent with the terms of the Plan. Each Award shall be evidenced by an award agreement (“Award Agreement”) stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.

4.2 Additional Terms. Notwithstanding anything contained herein to the contrary, with respect to any Award, the applicable Award may be subject to any additional limitations that are reasonably determined by the EC to be necessary to comply with any Applicable Law. Each Award shall provide an appropriate liquidity opportunity for each Participant.

ARTICLE 5.

GRANTING OF AO LTIP UNITS

5.1 AO LTIP Units. The EC shall cause the Partnership to grant AO LTIP Units in the full amount to each Eligible Individual allowed under the terms of the Plan; provided that the AO LTIP Unit are intended to constitute profits interests within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The AO LTIP Unit shall generally vest 1/3 per year. AO LTIP Unit shall be subject to the terms and conditions of the Partnership Agreement. Notwithstanding the foregoing, in the event that a Participant does not qualify under any Applicable Law to receive a AO LTIP Units, on the date of any grant of AO LTIP Unit to such Participant, then such Participant shall not receive such grant of AO LTIP Unit and in lieu thereof shall automatically be granted an equivalent number of Options.

5.2 Other Terms and Conditions. All applicable terms and conditions of each Award shall be set by the EC in an Award Agreement, with as determined by the EC. The AO LTIP Unit shall be issued under Section 4.2B of the Partnership Agreement. The AO LTIP Units shall be convertible into Partnership Common Units under certain circumstances. The AO LTIP Units shall be subject to forfeiture under certain circumstances.

ARTICLE 6

GRANTING OF OPTIONS

6.1 Granting of Options. The EC is authorized to cause the Company to grant Options in a manner consistent with the Plan. The exercise price per Share subject to each Option shall be set by the EC, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, provided, however, Options shall only be issued if it is impossible to issue AO LTIP Units to the Participants.

6.2 Option Term and Vesting. The term of each Option shall be ten (10) years from the date the Option is granted. The Options shall vest 1/3 each year, at the end of the year, for three years (100% after three years) from the date of Grant. The Option shall be subject to forfeiture under certain conditions.
ARTICLE 7.
EXERCISE OF OPTIONS
7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the EC may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the EC:

(a) A written or electronic notice complying with the applicable rules established by the EC stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the EC, in its sole discretion, deems necessary or advisable to affect compliance with Applicable Law. The EC may, in its sole discretion, also take such additional actions as it deems appropriate to affect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the EC; and

(d) Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the EC in accordance with the Plan.

ARTICLE 8.

ADDITIONAL TERMS OF AWARDS

8.1 Payment. The EC shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, or (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award), or (d) other form of legal consideration acceptable to the EC. The EC shall also determine the methods by which Awards shall be delivered or deemed to be delivered to Participants.

8.2 Tax Withholding. The Company and Partnership shall have the authority and the right to deduct, withhold, or require a Participant to remit to the Company or Partnership, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The EC may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 8.1 hereof.

8.3 Transferability of Awards.

(a) Except as otherwise provided in Section 8.3(b) or (c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the EC, pursuant to a DRO, for three years after the date of grant and thereafter unless and until all restrictions applicable to such Award have lapsed;

(ii) No Award or interest or right therein shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until all restrictions applicable to such Award have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 8.3(a) hereof, the EC, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award to any one or more Permitted Transferees of such Participant, subject to the Participant (or transferring Permitted Transferee) and the Permitted Transferee executing any and all reasonable documents requested by the EC, including without limitation, documents to (A)

confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

8.4 Conditions to Issuance of Awards. Notwithstanding anything herein to the contrary, neither the Company nor the Partnership shall be required to issue or deliver any Award or any related Shares, unless and until the EC has determined, with advice of counsel, that such action is in compliance with Applicable Law. In addition to the terms and conditions provided herein, the EC may require that a Participant make such reasonable covenants, agreements, and representations as the EC, in its discretion, deems advisable in order to comply with any such Applicable Law. The EC may place legends on any Award or Share certificate or book entry to reference any applicable restrictions. No fractional Shares shall be issued and cash shall be given in lieu of fractional Shares.

8.5 Acceleration of Vesting and Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the EC shall have the right to provide, in the terms of Awards that under certain circumstances the Awards may be forfeited, including, without limitation a Termination of Service within a specified time or a Termination of Service with cause, provided, however, that if any Termination of Service is caused by the Company, whether by termination (without cause) or not re-electing the applicable Participant as a Director then any Awards held by such Participant shall become fully vested immediately prior to the termination or the end of the prior term as a Director.

8.6 Leave of Absence. Unless the EC provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence. A Participant shall not cease to be considered a Director or Employee in the case of any (a) leave of absence approved by the Company, or (b) change in status (Director to Employee or Consultant, etc.).

ARTICLE 9.

ADMINISTRATION

9.1 Administration. The EC shall administer the Plan, and any action taken by the EC shall be valid and effective, whether or not members of the EC at the time of such action are later determined not to have satisfied the requirements for membership as provided in the Company’s charter or bylaws.

9.2 Duties and Powers of EC. It shall be the duty of the EC to conduct the general administration of the Plan in accordance with its provisions. The EC shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted herein.

9.3 Action by the EC. Unless otherwise required in Articles or bylaws or as required by Applicable Law, a majority of the EC shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the EC in lieu of a meeting, shall be deemed the acts of the EC.

9.4 Authority of EC. The EC has the exclusive power, authority and sole discretion to determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, any applicable valuations, Gross Asset Value, REIT Shares Amount, exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, forfeiture provisions, or restrictions on the exercisability of an Award, based in each case on such considerations as the EC in its sole discretion determines. The EC’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the EC with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 10.

MISCELLANEOUS PROVISIONS

10.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the EC. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

10.2 Certain Corporate Events. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, including any similar events by the Partnership, the EC shall make equitable adjustments, if any, to reflect such change. Any such adjustment shall be factored into making any determination with respect to the REIT Shares Amount. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company or the Partnership and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable. The existence of the Plan, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company or the Partnership to take or authorize action allowed under the Bylaws, Articles, Partnership Agreement or Applicable Law.

10.3 REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled if, in the discretion of the EC, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.

10.4 Compliance with Laws. All actions under the Plan are subject to compliance with all Applicable Law as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

10.5 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

10.6 Governing Law. The Plan and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.

10.7 Certain Tax Issues. To the extent that the EC reasonably determines that any Award granted under the Plan is subject to Section 409A of the Code, the EC and the Participants shall reasonably determine any alternatives and shall implement any acceptable alternatives as approved by the Participants and the EC. To the extent Code Section 280G applies with respect to any Award the parties shall cooperate on a reasonable basis to make any adjustments that may reduce the potential impact. Any such action shall be in compliance with any Applicable Law.

10.8 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company, the Partnership nor the EC is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

10.9 Indemnification. The provisions in the Bylaws regarding limitation of liability and indemnification apply for all purposes of the Plan, any Award, any Award Agreement and all other matters with respect to the Plan.

ARTICLE 11
DEFINITIONS

11.1 “AO LTIP Units” shall mean a “AO LTIP Units” described in Section 5.1.

11.2 “Applicable Accounting Standards” shall mean the accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

11.3 “Applicable Law” shall mean any applicable law, including without limitation, corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign.

11.4 “Award” shall mean an Option or AO LTIP Units award.

11.5 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award.

11.6 “Board” shall mean the Board of Directors of the Company.

11.7 “Change in Control” shall mean the occurrence of any transaction or event that results in the current stockholders of the Company owning less than 65% of the voting rights of the Company stock or the approval of a sale of substantially all of the assets of the Company or the approval of the liquidation or termination of the Company or the Partnership. Consistent with the terms of this Section, the EC shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

11.8“Code” shall mean the Internal Revenue Code of 1986, as amended.

11.9 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

11.10 “Company” shall mean Silver Star Properties REIT, Inc., a Maryland corporation.

11.11 “Director” shall mean a member of the Board, as constituted from time to time.

11.12 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

11.13 “Effective Date” shall mean the date of approval of the Company and the Partnership.

11.14 “Eligible Individual” shall mean Gerald W. Haddock, Jack I. Tompkins, and James S. Still who are the members of the EC and Mark Torok who is the CEO as of the Effective Date.

11.15 “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Services Company, the Partnership or any Subsidiary.

11.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

11.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

11.18 “Fair Market Value” shall mean, as of any given date, the value of determined by using the most recent NAV determined for the Shares.

11.19 “Gross Asset Value” has the meaning given in the Partnership Agreement.

11.20 “Individual Award Limit” shall mean limits applicable to Awards granted under the Plan.

11.21 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

11.22 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

11.23 “Option” shall mean a right to purchase Shares at a specified exercise price, granted herein.

11.24 “Participant” shall mean a person who has been granted an Award pursuant to the Plan.

11.25 “Partnership” shall mean Hartman XX Limited Partnership.

11.26 “Partnership Agreement” shall mean the Agreement of Limited Partnership of Hartman XX Limited Partnership, dated April 11. 2014 as the same may be amended, modified or restated from time to time.

11.27 “Performance Units” has the meaning given in the Partnership Agreement.

11.28 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under Code Section 267(c)(4).

11.29 “Plan” shall mean this Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan, as it may be amended from time to time.

11.30 “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

11.31 “REIT Shares Amount” has the meaning given in the Partnership Agreement.

11.32 “Securities Act” shall mean the Securities Act of 1933, as amended.

11.33 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

11.34 “Shares” shall mean shares of Common Stock.

11.35 “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership, and/or by one or more Subsidiaries.

11.36 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction.

11.37 “Termination of Service” shall mean the time when a Participant ceases to be a Director or Employee for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or the Partnership.

I hereby certify that the foregoing Plan was duly adopted by the Executive Committee of the Board of Directors of Silver Star Properties REIT, Inc. on March 30, 2023, and approved by the Managing General Partner of Hartman XX Limited Partnership on April 6, 2023.

/s Michael Racusin
______________________________________
Michael Racusin, Corporate Secretary
Silver Star Properties REIT, Inc.

/s Michael Racusin
______________________________________
Michael Racusin, Secretary
Hartman XX REIT GP, LLC, managing general partner of Hartman XX Limited Partnership